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                                                                    EXHIBIT 23.1

Independent Auditors' Consent

                  We consent to the incorporation by reference in this Registration Statement of Environmental Power Corporation on Form S-8 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 21, 2002